     Form N-CSR Item 12(c) Exhibit
Dear Eaton Vance Fund Shareholder:
This notice provides shareholders of the Eaton Vance Risk-Managed Diversified Equity Income Fund (NYSE: ETJ) with important information concerning the distribution declared in January 2011. You are receiving this notice as a requirement of the Fund’s managed distribution plan (Plan). The Board of Trustees approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the January distribution. It is not determinative of the tax character of the Fund’s distributions for the 2011 calendar year.
The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Distribution Period: January 2011
Distribution Amount per Common Share: $0.3195
The following table sets forth an estimate of the sources of the Fund’s January distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.
Eaton Vance Risk-Managed Diversified Equity Income Fund

			Cumulative	% of the Cumulative
	Current	% of Current	Distributions for the	Distributions for the Fiscal
Source	Distribution	Distribution	Fiscal Year-to-Date[1]	Year-to-Date[1]

Net Investment Income	$0.0147	4.6%	$0.0147	4.6%
Net Realized Short-Term Capital Gains	$0.0000	0.0%	$0.0000	0.0%
Net Realized Long-Term Capital Gains	$0.0000	0.0%	$0.0000	0.0%
Return of Capital or Other Capital Source(s)	$0.3048	95.4%	$0.3048	95.4%

Total per common share	$0.3195	100.0%	$0.3195	100.0%

[1]	The Fund’s fiscal year is January 1, 2011 to December 31, 2011
IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and/or tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the period from inception through December 31, 2010[1]	2.35%
Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2010[2]	12.44%
Cumulative total return at NAV for the fiscal year through December 31, 2010[3]	-0.48%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of December 31, 2010[4]	12.44%

[1]	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the period from inception (7/31/2007) through December 31, 2010.

[2]	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of December 31, 2010.

[3]	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to December 31, 2010 including distributions paid and assuming reinvestment of those distributions.

[4]	Cumulative fiscal year distribution rate for the period from the beginning of its fiscal year to December 31, 2010 measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of December 31, 2010.
If you have any questions regarding this information, please contact your investment advisor or an Eaton Vance Investor Services associate at 1-800-262-1122. Our associates are available to assist you Monday-Friday 8:00 a.m. to 6:00 p.m., Eastern Time.

NOTE: This correspondence is for informational purposes only and should not be relied upon to project the tax character of actual Fund distributions for the 2011 calendar year.
NO ACTION IS REQUIRED ON YOUR PART.
Eaton Vance Risk-Managed Diversified Equity Income Fund
January 31, 2011

     Form N-CSR Item 12(c) Exhibit
Dear Eaton Vance Fund Shareholder:
This notice provides shareholders of the Eaton Vance Risk-Managed Diversified Equity Income Fund (NYSE: ETJ) with important information concerning the distribution declared in April 2011. You are receiving this notice as a requirement of the Fund’s managed distribution plan (Plan). The Board of Trustees approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the April distribution. It is not determinative of the tax character of the Fund’s distributions for the 2011 calendar year.
The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Distribution Period: April 2011
Distribution Amount per Common Share: $0.3195
The following table sets forth an estimate of the sources of the Fund’s April distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.
Eaton Vance Risk-Managed Diversified Equity Income Fund

			Cumulative	% of the Cumulative
	Current	% of Current	Distributions for the	Distributions for the Fiscal
Source	Distribution	Distribution	Fiscal Year-to-Date[1]	Year-to-Date[1]

Net Investment Income	$0.0169	5.3%	$0.0313	4.9%
Net Realized Short-Term Capital Gains	$0.0000	0.0%	$0.0000	0.0%
Net Realized Long-Term Capital Gains	$0.0000	0.0%	$0.0000	0.0%
Return of Capital or Other Capital Source(s)	$0.3026	94.7%	$0.6077	95.1%

Total per common share	$0.3195	100.0%	$0.6390	100.0%

[1]	The Fund’s fiscal year is January 1, 2011 to December 31, 2011
IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and/or tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the period from inception through March 31, 2011[1]	2.47%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2011[2]	8.96%
Cumulative total return at NAV for the fiscal year through March 31, 2011[3]	1.02%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of March 31, 2011[4]	2.24%

[1]	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the period from inception (7/31/2007) through March 31, 2011.

[2]	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of March 31, 2011.

[3]	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to March 31, 2011 including distributions paid and assuming reinvestment of those distributions.

[4]	Cumulative fiscal year distribution rate for the period from the beginning of its fiscal year to March 31, 2011 measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of March 31, 2011.
If you have any questions regarding this information, please contact your investment advisor or an Eaton Vance Investor Services associate at 1-800-262-1122. Our associates are available to assist you Monday-Friday 8:00 a.m. to 6:00 p.m., Eastern Time.

NOTE: This correspondence is for informational purposes only and should not be relied upon to project the tax character of actual Fund distributions for the 2011 calendar year.
NO ACTION IS REQUIRED ON YOUR PART.
Eaton Vance Risk-Managed Diversified Equity Income Fund
April 29, 2011